Exhibit 8.1

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) dated as of this 14th day of July 2026 by and among The Oak Companies Inc., a Delaware corporation (the “Company”), having an address at 5925 Carnegie Boulevard, Suite 110 Charlotte, NC 28209, DIGITAL OFFERING, LLC, a Delaware limited liability company, having an address at 1461 Glenneyre Street, Suite D, Laguna Beach, CA 92651 (“Placement Agent”), and WILMINGTON TRUST, NATIONAL ASSOCIATION (the “Escrow Agent”). The Company and the Placement Agent are collectively referred to as “Parties” and, individually, as a “Party.”

W I T N E S S E T H:

WHEREAS, the Company proposes to sell (the “Financing Transaction”) 3,500,000 shares of its Series H Convertible Preferred Stock, par value $0.001, for a maximum offering amount of $35,000,000, in a public offering (the “Offering”) to investors (each, an “Investor”); and

WHEREAS, subject to all conditions to closing being satisfied or waived, the closing(s) of the Offering are expected to take place from time to time until the date on which this Offering is earlier terminated by the Company in its sole discretion (the “Final Termination Date”); and

WHEREAS, all funds shall be returned to the potential Investors in the event (i) such potential Investor revokes their subscription in a timely manner in accordance with the provisions of the subscription agreement signed by the potential Investor; (ii) the Offering is not consummated or (iii) if the Company, in its sole discretion, rejects all or a part of a particular potential Investor’s subscription; and

WHEREAS, in connection with the Financing Transaction, the Company entered into a Selling Agency Agreement between the Company and the Placement Agent and any other agreements, documents, instruments and certificates necessary to carry out the purposes thereof; and

WHEREAS, the Company and the Placement Agent desire to establish an escrow account with the Escrow Agent into which the Company and Placement Agent shall instruct the Investors to deposit checks, make a credit card payment or make a wire transfer for the payment of money made payable to the order of “WILMINGTON TRUST, N.A. as Escrow Agent for OAK COMPANIES REG D ESCROW,” and the Escrow Agent is willing to accept said checks and other instruments for the payment of money in accordance with the terms hereinafter set forth; and

WHEREAS, the Company and Placement Agent represent and warrant to the Escrow Agent that they have not stated to any individual or entity that the Escrow Agent’s duties will include anything other than those duties stated in this Agreement; and

WHEREAS, the Placement Agent will assist the Company in opening a Stripe Connect account (the “Connect Account”) if utilized on the platform account of EquiDeFi and/or AOS Inc. dba My IPO (“My IPO”) for the purpose of processing potential investor payments by credit card that will be forwarded promptly, subject to any payment processing fees and/or holdbacks determined by the Placement Agent, to the Escrow Account upon receipt after My IPO has reviewed the investor’s name, address, total investment amount and other necessary items;

WHEREAS, THE COMPANY AND THE PLACEMENT AGENT UNDERSTAND THAT THE ESCROW AGENT, BY ACCEPTING THE APPOINMTMENT AND DESIGNATION AS ESCROW AGENT HEREUNDER, IN NO WAY ENDORSES THE MERITS OF THE OFFERING OF THE SECURITIES. THE COMPANY AND THE PLACEMENT AGENT AGREE TO NOTIFY ANY PERSON ACTING ON ITS BEHALF THAT THE ESCROW AGENT’S POSITION AS ESCROW AGENT DOES NOT CONSTITUTE SUCH AN ENDORSEMENT, AND TO PROHIBIT SAID PERSONS FROM THE USE OF THE ESCROW AGENT’S NAME AS AN ENDORSER OF SUCH OFFERING.

The Company and the Placement Agent further agree to include with any sales literature, in which the Escrow Agent’s name appears and which is used in connection with such offering, a statement to the effect that the Escrow Agent in no way endorses the merits of the offering; and

WHEREAS, the Company and the Placement Agent represent and warrant to the Escrow Agent that a copy of each document that has been delivered to the Investors and third parties that includes Escrow Agent’s name and duties has been attached hereto as Schedule I.

NOW, THEREFORE, IT IS AGREED as follows:

ARTICLE 1

ESCROW DEPOSIT

Section 1.1 Delivery of Escrow Funds.

(a) Placement Agent and the Company shall instruct the Investors to deliver to Escrow Agent checks made payable to the order of “WILMINGTON TRUST, N.A. as Escrow Agent for OAK COMPANIES REG D ESCROW”, by credit card payment via EquiDeFi or My IPO platform to Escrow Agent (if applicable) or wire transfer to:

Wilmington Trust, N.A.

Attn: Joseph M. Gribaudo

International Wires:

M&T

Buffalo, New York

All such checks, credit card payments (if applicable) and wire transfers remitted to the Escrow Agent shall be accompanied by information identifying each Investor, subscription, the Investor’s social security or taxpayer identification number and address. In the event the Investor’s address and/or social security number or taxpayer identification number are not provided to Escrow Agent by the Investor, then Placement Agent and/or the Company agree to promptly upon request provide Escrow Agent with such information in writing. The checks, credit card payments (if applicable) or wire transfers shall be deposited into a non interest-bearing account in the name of the Company at WILMINGTON TRUST, NATIONAL ASSOCIATION entitled “WILMINGTON TRUST, N.A. as Escrow Agent for The Oak Companies Inc.” (the “Escrow Account”).

Under no circumstances and regardless of other provisions herein will the Escrow Agent accept or process any credit card payments made by the Investors, EquiDeFi, or MY IPO platform.

Checks should be mailed to the following address:

OAK COMPANIES REG D ESCROW

c/o Wilmington Trust 1100

North Market Street

Wilmington, DE 19890

Attn: Workflow Management

(b) The collected funds deposited into the Escrow Account are referred to as the “Escrow Funds”, which, for the avoidance of doubt, shall include any funds received by the Escrow Agent from any other escrow agent receiving deposits of funds from Investors in connection with the Offering.

(c) The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account. If, for any reason, any check deposited into the Escrow Account shall be returned unpaid to the Escrow Agent, the sole duty of the Escrow Agent shall be to return the check to the Investor and advise the Company and Placement Agent promptly thereof.

(d) All funds received by the Escrow Agent shall be held only in non interest-bearing bank accounts at WILMINGTON TRUST, NATIONAL ASSOCIATION.

(e) In the event that market conditions are such that negative interest applies to amounts deposited with the Escrow Agent, the Company and Placement Agent jointly and severally shall be responsible for the payment of such interest and the Escrow Agent shall be entitled to deduct from amounts on deposit with it an amount necessary to pay such negative interest. For the avoidance of doubt, the indemnification protections afforded to the Escrow Agent under Section 2.2 of this Agreement shall cover any interest-related expenses (including, but not limited to, negative interest) incurred by the Escrow Agent in the performance of its duties hereunder.

Section 1.2 Release of Escrow Funds. The Escrow Funds shall be paid by the Escrow Agent in accordance with the following:

(a) In the event that the Company advises the Escrow Agent in writing that the Offering has been terminated (the “Termination Notice”), the Escrow Agent shall promptly return the funds paid by each Investor to such Investor without interest or offset.

(c) At the closing of the Offering, the Company and the Placement Agent shall provide the Escrow Agent with written instructions regarding the prompt disbursement of the Escrow Funds in accordance with Exhibit A attached hereto and made a part hereof and signed by the Company and the Placement Agent (the “Written Direction”).

(d) In the event that the Company advises the Escrow Agent in writing that a potential Investor has properly revoked their subscription, or the Company rejects or cancels such subscription in whole or in part, for which the Escrow Agent has received Escrow Funds, the Escrow Agent shall, upon receipt of a Written Direction from the Company and Placement Agent, promptly return directly to such Investor that portion of the Escrow Funds deposited by such Investor and specified in such Written Direction without interest or offset. If the Escrow Agent has not yet collected funds but has submitted the Investor’s check for collection, the Escrow Agent shall promptly return the funds in the amount of the Investor’s check to such Investor after such funds have been collected without interest or offset. If the Escrow Agent has not yet submitted such Investor’s check for collection, the Escrow Agent shall promptly remit the Investor’s check directly to the Investor.

(e) If by 5:00 P.M. Eastern time on the Final Termination Date, the Escrow Agent has not received Written Direction from the Company and Placement Agent regarding the disbursement of the Escrow Funds in the Escrow Account, if any, then the Escrow Agent shall promptly return such Escrow Funds, if any, to the Investors without interest or offset. The Escrow Funds returned to the Investors shall be free and clear of any and all claims of the Escrow Agent.

(f) The Escrow Agent shall not be required to pay any uncollected funds or any funds that are not available for withdrawal.

(g) The Placement Agent or the Company will provide the Escrow Agent with the payment instructions for each Investor, to whom the funds should be returned in accordance with this section.

(h) In the event that Escrow Agent makes any payment to any other party pursuant to this Escrow Agreement and for any reason such payment (or any portion thereof) is required to be returned to the Escrow Account or another party or is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a receiver, trustee or other party under any bankruptcy or insolvency law, other federal or state law, common law or equitable doctrine, then the recipient party shall repay to the Escrow Agent upon written request the amount so paid to it.

(h) The Escrow Agent shall, in its sole discretion, comply with judgments or orders issued or process entered by any court with respect to the Escrow Funds, including without limitation any attachment, levy or garnishment, without any obligation to determine such court’s jurisdiction in the matter and in accordance with its normal business practices. If the Escrow Agent complies with any such judgment, order or process, then it shall not be liable to any of the Parties or any other person by reason of such compliance, regardless of the final disposition of any such judgment, order or process.

(i) Each Party understands and agrees that Escrow Agent shall have no obligation or duty to act upon a written direction delivered to Escrow Agent for the disbursement of all or part of the Escrow Funds under this Agreement (a “Written Direction”) if such Written Direction is not:

(A) in writing;

(B) signed by, in the case of Company, any individual designated by Company on Exhibit B hereto or, in the case of Placement Agent, any individual designated by Placement Agent on Exhibit C hereto (in each case, each such individual an “Authorized Representative” of such Party); and

(C) delivered to, and able to be authenticated by, Escrow Agent in accordance with Section 1.4 below.

(j) Upon request by any Party, the Escrow Agent shall set up each Party with on-line access to the account(s) established pursuant to this Agreement, which each Party can use to view and verify the balance of, and transactions on, such account(s).

(k) A Party may specify in a Written Direction whether the Escrow Funds shall be disbursed by way of wire transfer, ACH to Connect Account (if applicable) or check. If the written notice for the disbursement of funds does not so specify the disbursement means, Escrow Agent may disburse the Escrow Funds by wire transfer.

Section 1.3 Written Direction and Other Instruction.

(a) With respect to any Written Direction or any other notice, direction or other instruction required to be delivered by a Party to Escrow Agent under this Agreement, Escrow Agent is authorized to follow and rely upon any and all such instructions given to it from time to time if the Escrow Agent believes, in good faith, that such instruction is genuine and to have been signed by an Authorized Representative of such Party. Escrow Agent shall have no duty or obligation to verify that the person who sent such instruction is, in fact, a person duly authorized to give instructions on behalf of a Party, other than to verify that the signature of the Authorized Representative on any such instruction appears to be the signature of such person. Each Party acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to Escrow Agent, and that there may be more secure methods of transmitting instructions other than the method selected by such Party. Escrow Agent shall have no responsibility or liability for any loss which may result from (i) any action taken or not taken by Escrow Agent in good faith reliance on any such signatures or instructions, including any signatures or instructions of any officer or Authorized Representative of a Party named in an incumbency certificate, Exhibit B or Exhibit C delivered hereunder prior to actual receipt by the Escrow Agent of a more current incumbency certificate or an updated Exhibit B or Exhibit C and a reasonable time for the Escrow Agent to act upon such updated or more current certificate or Exhibit, or (ii) a Party’s reliance upon or use of any particular method of delivering instructions to Escrow Agent, including the risk of interception of such instruction and misuse by third parties.

(b) The Company may, at any time, update Exhibit B and Placement Agent may, at any time, update Exhibit C by signing and submitting to the Escrow Agent an updated Exhibit. Any updated Exhibit shall not be effective unless the Escrow Agent countersigns a copy thereof (which Escrow Agent shall do promptly after its receipt thereof). The Escrow Agent shall be entitled to a reasonable time to act to implement any changes on an updated Exhibit.

Section 1.4 Delivery and Authentication of Written Direction.

(a) A Written Direction must be delivered to Escrow Agent by one of the delivery methods set forth in Section 3.3.

(b) Each Party and Escrow Agent hereby agree that the following security procedures will be used to verify the authenticity of a Written Direction delivered by any Party to Escrow Agent under this Agreement:

1.	The Written Direction must include the name and signature of the person delivering the disbursement request to Escrow Agent. Escrow Agent will check that the name and signature of the person identified on the Written Direction appears to be the same as the name and signature of an Authorized Representative of such Party;

2.	Escrow Agent may make a telephone call to an Authorized Representative of the Party purporting to deliver the Written Direction (which Authorized Representative may be the same as the Authorized Representative who delivered the Written Direction) at any telephone number for such Authorized Representative as set forth on Exhibit B or Exhibit C to obtain oral confirmation of delivery of the Written Direction. If the Written Direction is a joint written notice of the Parties, the Escrow Agent may call back an Authorized Representative of both of those Parties; and

3.	If the Written Direction is sent by email to Escrow Agent, Escrow Agent also shall review such email address to verify that it appears to have been sent from an email address for an Authorized Representative of one of the Parties as set forth on Exhibit B and Exhibit C, as applicable, or from an email address for a person authorized under Exhibit B or Exhibit C, as applicable, to email a Written Direction to Escrow Agent on behalf of the Authorized Representative).

(c) Each Party acknowledges and agrees that, given its particular circumstances, including the nature of its business, the size, type and frequency of its instructions, transactions and files, internal procedures and systems, the alternative security procedures offered by Escrow Agent and the security procedures in general use by other customers and banks similarly situated, the security procedures set forth in this Section 1.4 are a commercially reasonable method of verifying the authenticity of a payment order in a Written Direction.

(d) Escrow Agent is authorized to execute, and each Party expressly agrees to be bound by, any payment order in a Written Direction issued in its name (and associated funds transfer) (i) that is accepted by Escrow Agent in accordance with the security procedures set forth in this Section 1.4 , whether or not authorized by such Party, and/or (ii) without limiting Escrow Agent’s obligation hereunder to follow the security procedures set forth in this Section 1.4, that is authorized by or on behalf of such Party or for which such Party is otherwise bound under the law of agency, whether or not the security procedures set forth in this Section 1.4 were followed, and Escrow Agent is authorized to debit the Escrow Account for the amount of such payment order. Notwithstanding anything else, Escrow Agent shall be deemed to have acted in good faith and without negligence, gross negligence or misconduct if Escrow Agent is authorized to execute the payment order under this Section 1.4. Any action taken by Escrow Agent pursuant to this paragraph prior to Escrow Agent’s actual receipt and acknowledgement of a notice of revocation, cancellation or amendment of a Written Direction shall not be affected by such notice.

(e) The security procedures set forth in this Section 1.4 are intended to verify the authenticity of payment orders provided to Escrow Agent and are not designed to, and do not, detect errors in the transmission or content of any payment order. Escrow Agent is not responsible for detecting an error in the payment order, regardless of whether any of the Parties believes the error was apparent, and Escrow Agent is not liable for any damages arising from any failure to detect an error.

(f) When instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g. ABA number or account number), Escrow Agent, and any other banks participating in the funds transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named. Each Party agrees to be bound by the rules of any funds transfer network used in connection with any payment order accepted by Escrow Agent hereunder.

(g) Escrow Agent shall not be obliged to make any payment requested under this Escrow Agreement if it is unable to validate the authenticity of the request by the security procedures set forth in this Section 1.4. Escrow Agent’s inability to confirm a payment order may result in a delay or failure to act on that payment order. Notwithstanding anything else in this Agreement, Escrow Agent shall not be required to treat a payment order as having been received until Escrow Agent has authenticated it pursuant to the security procedures in this Section 1.4 and shall not be liable or responsible for any losses arising in relation to such delay or failure to act.

ARTICLE 2

PROVISIONS CONCERNING THE ESCROW AGENT

Section 2.1 Acceptance by Escrow Agent. The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a) The Escrow Agent shall be entitled to rely upon any order, judgment, opinion, or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof.

(b) The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent as required for the Escrow Agent to perform its duties hereunder. The Escrow Agent shall be reimbursed as set forth in Section 2.2 for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees and shall not be responsible for the acts or omissions of such agents, representatives, attorneys, custodians or nominees appointed with due care.

(c) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Funds to a court of competent jurisdiction.

(d) The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent’s obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account. The Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

(e) The Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement. No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement by the Company beyond the specific terms hereof. Without limiting the foregoing, the Escrow Agent shall dispose of the Escrow Funds in accordance with the express provisions of this Agreement, and Escrow Agent has not reviewed and shall not make, be required to make or be liable in any manner for its failure to make, any determination under any other document, or any other agreement.

(f) No term or provision of this Agreement is intended to create, nor shall any such term or provision be deemed to have created, any trust, joint venture or partnership, between or among the Escrow Agent and any of the Parties.

Section 2.2. Indemnification. Placement Agent and the Company agree, jointly and severally, to indemnify and hold the Escrow Agent and its employees, officers, directors and agents (the “Indemnified Parties”) harmless from and against any and all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, (including, without limitation, negative interest, attorney’s fees and expenses and the costs of enforcement of this Escrow Agreement or any provision thereof), which an Indemnified Party may incur or with which it may be threatened by reason of acting as or on behalf of the Escrow Agent under this Escrow Agreement or arising out of the existence of the Escrow Account, except to the extent the same shall have been finally adjudicated to have been directly caused by the gross negligence or willful misconduct of an Indemnified Party. Placement Agent and the Company agree, jointly and severally, to pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Funds incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent with respect to any amounts that it is obligated to pay in the way of such taxes. The terms of this paragraph shall survive termination of this Agreement.

Section 2.3. Limitation of Liability. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION, OR (III) AMOUNT IN EXCESS OF THE ESCROW FUNDS.

Section 2.4. Resignation and Termination of the Escrow Agent. The Escrow Agent may resign at any time by giving 30 days’ prior written notice of such resignation to Placement Agent and the Company. Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold as depositary the Escrow Funds that it receives until the end of such 30day period. In such event, the Escrow Agent shall not take any action, other than receiving and depositing the Investor’s checks, credit card payments (if applicable) and wire transfers in accordance with this Agreement, until the Company has designated a banking corporation, trust company, attorney or other person as successor. Upon receipt of such written designation signed by Placement Agent and the Company, the Escrow Agent shall promptly deliver the Escrow Funds to such successor and shall thereafter have no further obligations hereunder. If the Company and Placement Agent have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation, the Escrow Agent shall be entitled, at its sole discretion and at the expense of the Company and/or Placement Agent, to (a) return the Escrow Funds to the Company, or (b) petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the parties. In either case provided for in this paragraph, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

Section 2.5 Termination. The Company and Placement Agent may terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least 30 days from the date of such notice. In the event of such termination, the Company and Placement Agent shall, within 30 days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by the Company and Placement Agent, turn over to such successor escrow agent all of the Escrow Funds. Upon receipt of the Escrow Funds, the successor escrow agent shall become the escrow agent hereunder and shall be bound by all of the provisions hereof and the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds and under this Agreement. If the Company has failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of the notice of termination, the Escrow Agent shall be entitled, at its sole discretion and at the expense of the Company, to (a) return the Escrow Funds to the Company, or (b) petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the parties.

Section 2.6 Compensation. Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to compensation as stated in the schedule attached hereto as Schedule II, which fee shall be paid by the Company upon the signing of this Agreement. In addition, the Company shall be obligated to reimburse Escrow Agent for all fees, costs and expenses incurred or that become due in connection with this Agreement or the Escrow Account, including attorney’s fees. Neither the modification, cancellation, termination, resignation or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission. To the extent the Escrow Agent has incurred any such expenses, or any such fee becomes due, prior to the closing, the Escrow Agent shall advise the Company and the Company shall direct all such amounts to be paid directly at the closing. As security for the due and punctual performance of any and all of the Company’s obligations to the Escrow Agent hereunder, now or hereafter arising, the Company hereby pledges, assigns and grants to the Escrow Agent a continuing security interest in, and a lien on and a right of setoff against, the Escrow Funds and all distributions thereon, investments thereof or additions thereto. If any fees, expenses or costs incurred by, or any obligations owed to, the Escrow Agent hereunder are not promptly paid when due, the Escrow Agent may reimburse itself therefor from the Escrow Funds, and may sell, convey or otherwise dispose of any Escrow Funds for such purpose. The security interest and setoff rights of the Escrow Agent shall at all times be valid, perfected and enforceable by the Escrow Agent against the Parties and all third parties in accordance with the terms of this Escrow Agreement. The terms of this paragraph shall survive termination of this Agreement.

Section 2.7. Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 2.8. Attachment of Escrow Funds; Compliance with Legal Orders. In the event that any portion of the Escrow Funds shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Funds , the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree, it shall not be liable to any Party or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 2.9 Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; pandemics; riots; interruptions; loss or malfunctions of utilities including, but not limited to, computer (hardware or software), payment systems, or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; hacking, cyber-attacks or other unauthorized infiltration of Escrow Agent’s information technology infrastructure; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

Section 2.10 No Financial Obligation. Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in Escrow Agent’s sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

ARTICLE 3

MISCELLANEOUS

Section 3.1. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of each Party and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Agreement. Except with respect to the Escrow Agent as contemplated by Section 2.7, no assignment of the interest of any of the Parties or the Escrow Agent shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and such assignment shall require the prior written consent of the other Party and Escrow Agent (such consent not to be unreasonably withheld), and any attempted assignment without such consent shall be deemed null and void ab initio; provided, that the Company may assign this Agreement to any of its affiliates without the consent of Placement Agent or the Escrow Agent pending the completion of KYC with the Escrow Agent by the relevant affiliate.

Section 3.2. Escheat. Each Party is aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to any of the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Funds escheat by operation of law.

Section 3.3. Notices. All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by overnight delivery with a reputable national overnight delivery service, (iv) by mail or by certified mail, return receipt requested, and postage prepaid, (v) by electronic transmission; including by way of e-mail (as long as such email is accompanied by a PDF or similar version of the relevant document bearing the signature of an Authorized Representative for the Party sending the notice) with email confirmation of receipt, or (vi) by Intralinks VIA or any other secure transmission method mutually agreed upon by the Parties and the Escrow Agent. If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of a Party to notify the Escrow Agent in writing of any name or address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to Placement Agent:

Digital Offering, LLC

Gordon McBean, CEO

1461 Glenneyre St., Suite D

Laguna Beach, CA 92651

Email: gmcbean@digitaloffering.com

If to the Company:

The Oak Companies, Inc.

5925 Carnegie Boulevard, Suite 110

Charlotte, NC 28209

Attention: Gary Bechtel, CEO

Email: gbechtel@oakrepartners.com

If to Escrow Agent:

Wilmington Trust, National Association

Corporate Client Services

1100 N. Market Street

Wilmington, DE 19890

Attn: Joseph M. Gribaudo

Telephone: (984) 209-8652

Email Address: JGribaudo1@WilmingtonTrust.com

Section 3.4. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each Party and Escrow Agent hereby consents to the exclusive personal jurisdiction of the courts located in the State of Delaware in the event of a dispute arising out of or under this Agreement. Each Party and Escrow Agent hereby irrevocably waives any objection to the laying of the venue of any suit, action or proceeding and irrevocably submits to the exclusive jurisdiction of such court in such suit, action or proceeding.

Section 3.5. Entire Agreement. This Agreement and the Exhibits attached hereto (as updated from time to time in accordance herewith) set forth the entire agreement and understanding of the parties related to the subject matter of this Agreement. If a court of competent jurisdiction declares a provision invalid, it will be ineffective only to the extent of the invalidity, so that the remainder of the provision and Escrow Agreement will continue in full force and effect.

Section 3.6. Amendment. This Agreement may be amended, modified or superseded only by a written instrument executed by each of the Parties and the Escrow Agent.

Section 3.7. Waivers. The failure of any party to this Agreement at any time or times to require performance of any provision under this Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Agreement.

Section 3.8. Headings. Section headings of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 3.9. Electronic Signatures; Facsimile Signatures; Counterparts. This Escrow Agreement may be executed in one or more counterparts. Such execution of counterparts may occur by manual signature, electronic signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission, and any such execution that is not by manual signature shall have the same legal effect, validity and enforceability as a manual signature. Each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Escrow Agreement or of executed signature pages to this Escrow Agreement by electronic transmission, facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof. Any copy of this Escrow Agreement which is fully executed and transmitted in accordance with the terms hereof may be used for all purposes in lieu of a manually executed copy of this Escrow Agreement and shall have the same legal effect, validity and enforceability as if executed by manual signature.

Section 3.10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO AND THE ESCROW AGENT EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN RESOLVING ANY CLAIM OR COUNTERCLAIM RELATING TO OR ARISING OUT OF THIS AGREEMENT.

Section 3.11 Termination. This Agreement will automatically terminate upon the date that all funds in the Escrow Account are disbursed pursuant to this Agreement and all reporting obligations specified herein have been satisfied. The Company may earlier terminate this Agreement upon written notice to the other parties specifying the date upon which such termination shall take effect.

Section 3.12 Anti-Terrorism/Anti-Money Laundering Laws.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT - To help the United States government fight the funding of terrorism or money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens a new account. What this means for the parties to this Agreement: the Escrow Agent will ask for your name, address, date of birth, and other information that will allow the Escrow Agent to identify you (e.g., your social security number or tax identification number.) The Escrow Agent may also ask to see your driver’s license or other identifying documents (e.g., passport, evidence of formation of corporation, limited liability company, limited partnership, etc., and certificate of good standing.)

[The balance of this page intentionally left blank – signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

THE OAK COMPANIES INC.		DIGITAL OFFERING, LLC,
The Company		The Placement Agent

By:	/s/ Gary Bechtel	By:	/s/ Gordon McBean
Name:	Gary Bechtel	Name:	Gordon McBean
Title:	CEO	Title:	CEO

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Escrow Agent

By:	/s/ Monika Rusin
Name:	Monika Rusin
Title:	Vice President

Exhibit A

Form of Written Direction

Date: [●]

Wilmington Trust, National Association Corporate

Client Services

1100 N. Market Street

Wilmington, DE 19890

Attention: Joseph M. Gribaudo Ladies

and Gentlemen:

In accordance with the terms of Section 1.2[●] of the Escrow Agreement dated as of [●] 2026 (the “Escrow Agreement”), by and among The Oak Companies Inc. (the “Company”), Digital Offering, LLC (“Placement Agent”) and WILMINGTON TRUST, NATIONAL ASSOCIATION (the “Escrow Agent”), the Company and Placement Agent hereby direct the Escrow Agent to release funds in the Escrow Account, account number [●], in the amounts, and to the account(s), as follows:

Amount:
Beneficiary Bank Name:
Beneficiary Bank Address Line 1:
Beneficiary Bank Address Line 2:
Beneficiary Bank Address Line 3:
ABA#:
SWIFT#:
Beneficiary Account Title:
Beneficiary Account No./IBAN:
Beneficiary Address Line 1:
Beneficiary Address Line 2:
Beneficiary Address Line 3:
Additional Information:

Very truly yours,

Company

By:
Name:
Title:	Placement Agent

By:
Name:
Title:

EXHIBIT B

CERTIFICATE AS TO AUTHORIZED SIGNATURES

OF COMPANY

Gary Bechtel, hereby designates each of the following persons as its Authorized Representative for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account established under the Agreement to which this Exhibit B is attached, on behalf of Company.

Name (print):	Gary Bechtel
Specimen Signature:	/s/ Gary Bechtel
Title:	CEO
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office Cell: (949) 300-4281
E-mail (required): If more than one, list all applicable email addresses.	Email 1: gbechtel@oakrepartners.com Email 2:
Name (print):	Tom McGovern
Specimen Signature:	/s/ Tom McGovern
Title:	CFO
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell: (704) 470-2123
E-mail (required): If more than one, list all applicable email addresses.	Email 1: tmcgovern@oakrepartners.com Email 2:
Name (print):
Specimen Signature:
Title:

Telephone Number (required):	Office: Cell:
If more than one, list all applicable telephone numbers.
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

Additional Email Addresses:

The following additional email addresses also may be used by Escrow Agent to verify the email address used to send any Payment Notice to Escrow Agent:

Email 1: _____________________________

Email 2: _____________________________

Email 3: _____________________________

COMPLETE BELOW TO UPDATE EXHIBIT B

If Company wishes to update this Exhibit B, Company must complete, sign and send to Escrow Agent an updated copy of this Exhibit B with such changes. Any updated Exhibit B shall be effective once signed by Company and Escrow Agent and shall entirely supersede and replace any prior Exhibit B to this Agreement.

Company

By:
Name:	Gary Bechtel
Title:	CEO
Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION (as Escrow Agent)

By:
Name:	Monika Rusin
Title:	Vice President
Date:

EXHIBIT C

CERTIFICATE AS TO AUTHORIZED SIGNATURES OF PLACEMENT AGENT

Digital Offering, LLC hereby designates each of the following persons as its Authorized Representative for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account established under the Agreement to which this Exhibit C is attached, on behalf of Placement Agent.

Name (print):	Gordon McBean
Specimen Signature:	/s/ Gordon McBean
Title:	CEO
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell: 949 300 2240
E-mail (required): If more than one, list all applicable email addresses.	Email 1: gmcbean@digitaloffering.com Email 2:
Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:
Name (print):
Specimen Signature:

Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

Additional Email Addresses:

The following additional email addresses also may be used by Escrow Agent to verify the email address used to send any Payment Notice to Escrow Agent:

Email 1: ______________________

Email 2: ______________________

Email 3: ______________________

COMPLETE BELOW TO UPDATE EXHIBIT C

If PLACEMENT AGENT wishes to update this Exhibit C, PLACEMENT AGENT must complete, sign and send to Escrow Agent an updated copy of this Exhibit C with such changes. Any updated Exhibit C shall be effective once signed by PLACEMENT AGENT and Escrow Agent and shall entirely supersede and replace any prior Exhibit C to this Agreement.

PLACEMENT AGENT

By:
Name:
Title:
Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION (as Escrow Agent)

By:
Name:
Title:
Date:

Schedule I

Applicable Escrow-Related Documents

Schedule II1

Fees of Escrow Agent

Acceptance Fee:

Waived

Initial Fees as they relate to Wilmington Trust acting in the capacity of Escrow Agent – includes review of the Escrow Agreement; acceptance of the Escrow appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of Escrow Information for deposit to the Escrow Account(s). Acceptance Fee payable at time of Escrow Agreement execution.

Escrow Agent Administration Fee:	$4,500

For ordinary administrative services by Escrow Agent – includes daily routine account management; monitoring claim notices pursuant to the agreement; and disbursement of Escrow Information in accordance with the agreement. This fee is due and payable 90 days after closing.

Wilmington Trust’s bid is based on the following assumptions:

1.	Number of Escrow Accounts to be established: 1
2.	Est. Term: Under 12 months
3.	Escrow funds remain un-invested

Out-of-Pocket Expenses:	Billed At Cost

[1]	WTNA -- Subscription Escrow Agreement (with Placement Agent) (09/2023)